EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 25, 2008 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 129 (Long-Term Investment Grade Trust, Series 30) as of March 25, 2008 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                          GRANT THORNTON LLP

New York, New York
March 25, 2008